                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            STERLING BANCSHARES, INC.

                          STERLING BANCORPORATION, INC.

                                       AND

                              ENB BANKSHARES, INC.

                            Dated as of May 22, 2002

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS....................................................................................      2

   Section 1.01          Certain Definitions.....................................................................      2

ARTICLE II  THE MERGER AND RELATED TRANSACTIONS..................................................................      7

   Section 2.01          Merger..................................................................................      7
   Section 2.02          Time and Place of Closing...............................................................      7
   Section 2.03          Effective Time..........................................................................      8
   Section 2.04          Reservation of Right to Revise Transaction; Further Actions.............................      8

ARTICLE III MERGER CONSIDERATION; EXCHANGE PROCEDURES............................................................      8

   Section 3.01          Merger Consideration....................................................................      8
   Section 3.02          Rights Under Convertible Securities.....................................................     10
   Section 3.03          Stockholder's Meeting...................................................................     10

ARTICLE IV EXCHANGE OF SHARES....................................................................................     11

   Section 4.01          Exchange and Payment Procedures.........................................................     11
   Section 4.02          No Further Ownership Rights in Company Common Stock.....................................     12
   Section 4.03          Escheat of Exchange Fund................................................................     12
   Section 4.04          Lost Certificates.......................................................................     12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................     12

   Section 5.01          Organization, Standing and Authority....................................................     12
   Section 5.02          Company Capital Stock...................................................................     13
   Section 5.03          Subsidiaries............................................................................     14
   Section 5.04          Authorization of Merger and Related Transactions........................................     15
   Section 5.05          Financial Statements and Regulatory Reports.............................................     15
   Section 5.06          Absence of Undisclosed Liabilities......................................................     16
   Section 5.07          Tax Matters.............................................................................     16
   Section 5.08          Allowance for Credit Losses.............................................................     18
   Section 5.09          Other Regulatory Matters................................................................     18
   Section 5.10          Properties..............................................................................     18
   Section 5.11          Compliance with Laws....................................................................     18
   Section 5.12          Employee Benefit Plans..................................................................     19
   Section 5.13          Commitments and Contracts...............................................................     21
   Section 5.14          Material Contract Defaults..............................................................     22
   Section 5.15          Legal Proceedings.......................................................................     22
   Section 5.16          Absence of Certain Changes or Events....................................................     22
   Section 5.17          Reports.................................................................................     23
   Section 5.18          Insurance...............................................................................     24
   Section 5.19          Labor...................................................................................     24
   Section 5.20          Material Interests of Certain Persons...................................................     24
   Section 5.21          Registration Obligations................................................................     24

   Section 5.22          Brokers and Finders.....................................................................     24
   Section 5.23          State Takeover Laws.....................................................................     24
   Section 5.24          Environmental Matters...................................................................     25
   Section 5.25          Loans...................................................................................     26
   Section 5.26          Fiduciary Responsibilities..............................................................     26
   Section 5.27          Patents, Trademarks and Copyrights......................................................     26
   Section 5.28          Company Action..........................................................................     27
   Section 5.29          Dissenting stockholders.................................................................     27
   Section 5.30          Representations Not Misleading..........................................................     27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF STERLING...........................................................     27

   Section 6.01          Organization, Standing and Authority....................................................     27
   Section 6.02          Authorization of Merger and Related Transactions........................................     28
   Section 6.03          Regulatory Matters......................................................................     28
   Section 6.04          Legal Proceedings.......................................................................     28
   Section 6.05          Brokers and Finders.....................................................................     29

ARTICLE VII  CONDUCT OF THE COMPANY'S BUSINESS...................................................................     29

   Section 7.01          Conduct of Business Prior to the Effective Time.........................................     29
   Section 7.02          Forbearances............................................................................     30

ARTICLE VIII  ADDITIONAL AGREEMENTS..............................................................................     32

   Section 8.01          Access and Information..................................................................     32
   Section 8.02          Filing of Regulatory Approvals..........................................................     32
   Section 8.03          Press Releases..........................................................................     33
   Section 8.04          Company Convertible Securities..........................................................     33
   Section 8.05          Miscellaneous Agreements and Consents...................................................     33
   Section 8.06          Indemnification.........................................................................     33
   Section 8.07          Certain Change of Control Matters.......................................................     35
   Section 8.08          Employee Benefits; Severance............................................................     35
   Section 8.09          Certain Actions.........................................................................     36
   Section 8.10          No Solicitation.........................................................................     36
   Section 8.11          Termination Fees........................................................................     37
   Section 8.12          Accruals................................................................................     38
   Section 8.13          Certain Agreements......................................................................     39
   Section 8.14          Release Agreements......................................................................     39
   Section 8.15          Notification; Updated Disclosure Schedules..............................................     39
   Section 8.16          Retention Bonuses.......................................................................     39
   Section 8.17          Management Payments.....................................................................     40
   Section 8.18          Option Holder Agreements................................................................     40
   Section 8.19          Establishment of Merger Sub.............................................................     40

ARTICLE IX  CONDITIONS TO MERGER.................................................................................     40

   Section 9.01          Conditions to Each Party's Obligation to Effect the Merger..............................     40

   Section 9.02          Conditions to Obligations of The Company to Effect the Merger...........................     41
   Section 9.03          Conditions to Obligations of Sterling and Merger Sub to Effect the Merger...............     41

ARTICLE X  TERMINATION...........................................................................................     42

   Section 10.01         Termination.............................................................................     42
   Section 10.02         Effect of Termination...................................................................     44
   Section 10.03         Non-Survival of Representations, Warranties and Covenants...............................     44

ARTICLE XI  GENERAL PROVISIONS...................................................................................     44

   Section 11.01         Expenses................................................................................     44
   Section 11.02         Entire Agreement; Parties in Interest...................................................     44
   Section 11.03         Amendments..............................................................................     44
   Section 11.04         Waivers.................................................................................     45
   Section 11.05         No Assignment...........................................................................     45
   Section 11.06         Notices.................................................................................     45
   Section 11.07         Specific Performance....................................................................     46
   Section 11.08         Governing Law...........................................................................     46
   Section 11.09         Counterparts............................................................................     46
   Section 11.10         Captions................................................................................     46
   Section 11.11         Severability............................................................................     46
   Section 11.12         Delayed Delivery of Company Disclosure Schedule.........................................     46

Attachments:

     Annex A.             Form of Agreement and Irrevocable Proxy.

     Annex B.             Form of Release Agreement - Bank.

     Annex C.             Form of Release Agreement - Persons.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 22, 2002, is by and among STERLING BANCSHARES, INC. ("Sterling"), a Texas corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), STERLING BANCORPORATION, INC., a Delaware corporation which is a registered bank holding company and a wholly owned subsidiary of Sterling ("Bancorporation") and ENB BANKSHARES, INC., a Texas corporation and a registered bank holding company under the BHCA (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings set forth in Article I.

                                   WITNESSETH:

     WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, Sterling will acquire the Company through the merger of the Company with a to be formed subsidiary of Bancorporation to be added as a party to this Agreement after the date hereof, or by such other means as provided for herein (the "Merger"); and

     WHEREAS, pursuant to the Merger, and upon the terms and subject to the conditions of this Agreement, each issued and outstanding share of Company Common Stock (other than the Dissenting Shares) will be converted into the right to receive in cash the Merger Consideration, without interest; and

     WHEREAS, (i) the respective Boards of Directors of Sterling, Bancorporation and the Company have each determined that this Agreement, the Merger and the transactions contemplated hereby are in the best interests of their respective companies and stockholders and have approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) the Board of Directors of the Company has unanimously (a) determined that the consideration to be paid for the outstanding shares of Company Common Stock is fair to the stockholders and holders of other securities of the Company and (b) resolved to recommend to the stockholders of the Company that they vote in favor of adoption of this Agreement, and (iii) Sterling, as the sole stockholder of Bancorporation, has approved and adopted this Agreement, the Merger and the transactions contemplated hereby; and

     WHEREAS, to induce Sterling to enter into this Agreement, the Company Specified Stockholders have agreed to execute and deliver to Sterling an Agreement and Irrevocable Proxy in substantially the form set forth as Annex A to this Agreement; and

     WHEREAS, after the Merger, Sterling intends to effect the merger (the "Bank Merger") of Eagle National Bank, an indirect wholly owned subsidiary of the Company (the "Bank"), with and into Sterling Bank, a wholly owned subsidiary of Bancorporation and an indirect wholly owned subsidiary of Sterling ("Sterling Bank"), with Sterling Bank as the surviving bank; and

     WHEREAS, Sterling, Bancorporation and the Company desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger and the related transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal" shall have the meaning set forth in Section 8.10.

     "Acquisition Transaction" shall have the meaning set forth in Section 8.10.

     "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Approvals" shall mean any and all filings, permits, consents, authorizations and approvals of any governmental or regulatory authority or of any other third person necessary to give effect to the arrangement contemplated by this Agreement or necessary to consummate the Merger.

     "Authorizations" shall have the meaning set forth in Section 5.01.

     "BHCA" shall have the meaning set forth in the introduction to this Agreement.

     "Bancorporation" shall have the meaning set forth in the introduction to this Agreement.

     "Bank" shall have the meaning set forth in the recitals to this Agreement.

     "Bank Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

     "Cause" shall mean, with respect to any employee, that such employee (i) is convicted of a felony, (ii) commits a willful act intending to enrich himself at the expense of the Company, Eagle National Bank, Sterling or Sterling Bank or
(iii) in carrying out his employment, (x) is grossly negligent or (y) voluntarily engages in conduct that results in material harm to the Company, Eagle National Bank, Sterling or Sterling Bank unless such conduct was reasonably believed by such employee in good faith to be in the best interests of the Company, Eagle National Bank, Sterling or Sterling Bank.

     "Certificate" shall have the meaning set forth in Section 3.01(a). "Certificates" shall mean all such Certificates.

     "Closing" shall have the meaning set forth in Section 2.02.

     "Closing Date" shall have the meaning set forth in Section 2.02.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commissioner" shall mean the Texas Banking Commissioner.

     "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

     "Company Benefit Plans" shall have the meaning set forth in Section 5.12.

     "Company Board" shall mean the Board of Directors of the Company.

     "Company Common Stock" shall mean the common stock, par value $5.00 per share, of the Company.

     "Company Debenture" shall mean the issued and outstanding 9.5% Subordinated Convertible Debentures of the Company dated December 4, 2002, in the original principal amount of $1,350,000.

     "Company Disclosure Schedule" shall mean that document containing the written detailed information required to be furnished pursuant to the terms of this Agreement prepared and delivered by the Company to Sterling prior to the execution of this Agreement.

     "Company ERISA Plan" shall have the meaning set forth in Section 5.12.

     "Company Expenses" shall have the meaning set forth in Section 8.11(b).

     "Company Financial Statements" shall have the meaning set forth in Section 5.05.

     "Company Material Adverse Effect" shall have the meaning set forth in
Section 5.01.

     "Company Options" shall have the meaning set forth in Section 5.02.

     "Company Specified Stockholders" shall mean each of the directors of the Company or the Bank who are also shareholders of the Company.

     "Company Stock Plan" shall have the meaning set forth in Section 5.12.

     "Company Stockholders' Meeting" shall have the meaning set forth in Section 3.03.

     "Company Termination Fee" shall have the meaning set forth in Section 8.11(a).

     "Comparable Job Offer" shall mean an offer for a position with Eagle National Bank, Sterling or Sterling Bank (i) with job duties that are comparable to those performed by the employee as of the Effective Date, (ii) for which the employee will be paid total compensation at least equal to that which the employee was entitled from the Company or Eagle National Bank as of the Effective Time, and (iii) which does not involve relocation by the employee to another metropolitan area.

     "Condition" shall have the meaning set forth in Section 5.01.

     "Conversion Date" shall have the meaning set forth in Section 3.02(b).

     "Dissenting Share" shall have the meaning set forth in Section 3.01.

     "Effective Time" shall have the meaning set forth in Section 2.03.

     "Employee" shall mean any current or former employee, officer or director, independent contractor or retiree of the Company, its Subsidiaries and any dependent or spouse thereof.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as a Hazardous Substance, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     "ERISA" shall have the meaning set forth in Section 5.12.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Expenses" shall have the meaning set forth in Section 8.11(b).

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System and any Federal Reserve Bank.

     "GAAP" shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

     "Hazardous Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "hazardous material," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to applicable Environmental Laws and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde.

     "Indemnified Party" shall have the meaning set forth in Section 8.06.

     "Law" shall mean any United States (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree;

     "Liens" shall have the meaning set forth in Section 5.03.

     "Maximum Amount" shall have the meaning set forth in Section 8.06.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 3.01.

     "Merger Sub" shall have the meaning set forth in the recitals to this Agreement.

     "Net Income Per Share" shall have the meaning set forth in Section 3.01(a).

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "Order" shall mean any decree, judgment, injunction, ruling, writ or other order (whether temporary, preliminary or permanent);

     "Permitted Liens" shall mean (i) Liens for current taxes not yet due and payable and incurred in the ordinary course of business, (ii) with respect to a lease, the interest of the lessor thereunder, including any Liens on the interest of such lessor, and (iii) such imperfections of title, Liens, restrictions and easements that do not materially impair the use or value of the properties or assets or otherwise materially impair the current operations of the business of the Company or its Subsidiaries or the Company's consolidated financial condition or consolidated results of operations.

     "Person" or "person" shall mean any individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Proxy Statement" shall mean a proxy or information statement relating to the Company Stockholders' Meeting which may be required of, or otherwise provided by, the Company.

     "Regulatory Agreement" shall have the meaning set forth in Section 5.11.

     "Regulatory Authorities" shall have the meaning set forth in Section 5.11.

     "Regulatory Reporting Document" shall have the meaning set forth in Section 5.05.

     "Remedies Exception" shall mean any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar law affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     "Reports" shall have the meaning set forth in Section 5.17.

     "Retention Bonuses" shall have the meaning set forth in Section 8.16.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Sterling" shall have the meaning set forth in the introduction to this Agreement.

     "Sterling Bank" shall have the meaning set forth in the recitals to this Agreement.

     "Sterling Change of Control" shall mean (i) any acquisition or purchase of all or substantially all of the assets of Sterling and its Subsidiaries on a consolidated basis, (ii) any action or event, pursuant to which any person (as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange
Act) becomes, subsequent to the date of this Agreement, the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule promulgated under the Exchange Act) of securities representing fifty-one percent (51%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Sterling's directors ("Voting Stock"), (iii) any merger, consolidation, reorganization or business combination with another corporation or other legal entity, pursuant to which less than a majority of the combined voting power of the then outstanding securities of Sterling or such other surviving entity are held by the holders of Voting Stock of Sterling immediately prior to such transaction, or (iv) any change in the board of directors of Sterling pursuant to which the directors of Sterling at the time of this Agreement no longer constitute a majority of the board of directors of Sterling.

     "Sterling Expenses" shall have the meaning set forth in Section 8.11(a).

     "Sterling Material Adverse Effect" shall have the meaning set forth in
Section 6.01.

     "Sterling Termination Fee" shall have the meaning set forth in Section 8.11(a).

     "Stockholder Consideration" shall have the meaning set forth in Section
4.01.

     "Subsidiary" shall mean, in the case of either Sterling or the Company, any corporation, association or other entity in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest; provided, however, that the term shall not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

     "Superior Proposal" shall have the meaning set forth in Section 10.01.

     "Surviving Corporation" shall have the meaning set forth in Section 2.01.

     "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including, without limitation, any interest, penalties or additions thereto.

     "Taxable Period" shall mean any period prescribed by any governmental authority, including, but not limited to, the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

     "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any return of an affiliated or combined or unitary group that includes the Company or any of its Subsidiaries.

     "TBCA" shall mean the Texas Business Corporation Act, as amended.

     "Termination Fee" shall have the meaning set forth in Section 8.11(b).

     "Transition Period End" shall mean the earlier of (i) the date 30 days after the completion of the legal merger of Eagle National Bank into Sterling Bank or (ii) the date 120 days after the Effective Time.

                                   ARTICLE II

                       THE MERGER AND RELATED TRANSACTIONS

     Section 2.01   Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the TBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and as a subsidiary of Bancorporation.

     (b) The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation.

     (c) The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

     (d) The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     (e)    The Merger shall have the effects set forth in the TBCA.

     Section 2.02 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Locke Liddell & Sapp LLP in Houston,

Texas on the date (the "Closing Date") that the Effective Time occurs, or at such other time, and at such place, as may be agreed to in writing by the parties hereto.

     Section 2.03 Effective Time. On the Business Day mutually selected by Sterling and the Company occurring within ten (10) calendar days after the end of the calendar month in which the date on which the expiration of all applicable waiting periods in connection with approvals of governmental authorities necessary to effectuate the Merger occurs and all conditions to the consummation of this Agreement are satisfied or waived, unless an earlier or later date has been agreed by the parties, appropriate articles of merger shall be executed and filed in accordance with the TBCA, and the Merger provided for herein shall become effective upon such filing or at such time as may be specified in such articles or certificates of merger. The time of such filing or such later effective time is herein called the "Effective Time."

     Section 2.04   Reservation of Right to Revise Transaction; Further Actions.

     (a) Notwithstanding anything to the contrary provided elsewhere in this Agreement, if Sterling notifies the Company in writing prior to the Closing that Sterling prefers to change the method of effecting the acquisition of the Company by Sterling (including, without limitation, the provisions as set forth in Article II) the parties hereto shall forthwith execute an appropriate and reasonable amendment or restatement of this Agreement to reflect such reasonable changes; provided, however, that no such change shall (i) alter or change the amount or the kind of the consideration to be received by the holders of Company Common Stock as provided for in this Agreement, (ii) take the form of an asset purchase, (iii) extend the date as set forth in Section 10.01(a)(ii)(B) or the date set forth in Section 10.01(b) upon which interest may begin to accrue as provided therein, (iv) amend any of the representations or warranties of the Company as set forth in Article V hereof or include any additional representations and warranties on behalf of the Company, or (v) adversely affect the tax treatment of the transaction described herein.

     (b) In addition, the parties hereto agree that if Sterling so determines, each of the parties will execute such additional agreements and documents and take such other actions as Sterling determines reasonably necessary or appropriate to facilitate the Merger, the Bank Merger, and the acquisition of the Company by Sterling, including, without limitation, entering into agreements to facilitate the Bank Merger.

                                   ARTICLE III

                              MERGER CONSIDERATION

     Section 3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

     (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time shall (except as otherwise provided in Sections 3.01(b) and (c)) be converted into the right to receive cash, without interest, in amount equal to $22.00, plus the Company's Net Income Per Share from January 1, 2002 to and including the last day of the month in the month immediately before the Closing Date, (the "Merger Consideration"). "Net Income Per Share" shall mean the Company's net income per share as derived from the Company's unaudited statement of operations prepared in accordance with GAAP for the applicable period; provided, however, that notwithstanding GAAP, the following items shall not be deemed to be an expense for purposes of calculating Net Income Per Share: payments made to terminate the Company Options pursuant to Section 3.02 (a), payments made to employees of the Bank as Retention Bonuses pursuant to Section 8.16, payments made to management of the Bank pursuant to Section 8.17, and payments made to Hoefer & Arnett, Incorporated and Haynie, Rake, Repass, PC for their services rendered in completing the Merger pursuant to Section 11.01. Under no circumstances shall the foregoing items reduce Net Income Per Share or the resulting Merger Consideration. Further, the Company's indebtedness, including without limitation, the outstanding indebtedness owed by the Company to Wells Fargo Bank shall be retained by the Surviving Company and the Merger Consideration shall not be reduced as a result of the existence of such indebtedness. As of the Effective Time, all such shares of Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such outstanding shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Article IV, or, in the case of Dissenting Shares, if any, the rights, specified in Section 3.01(d) below.

     (b) Any share of Company Common Stock held in the treasury of the Company and any share of Company Common Stock owned by Sterling, Bancorporation or any direct or indirect wholly owned Subsidiary of Sterling or the Company immediately prior to the Effective Time shall be canceled without any conversion and no payment or distribution shall be made with respect thereto.

     (c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (d) Notwithstanding anything in this Agreement to the contrary, no share of Company Common Stock, the holder of which shall have complied with the provisions of Article 5.12 of the TBCA as to appraisal rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive the Merger Consideration, and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Article 5.12 of the TBCA; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the TBCA, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Article 5.12, or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Article 5.12, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Article 5.12 and each such Dissenting Share shall thereupon be converted into and shall represent the right to receive the Merger Consideration. The Company shall give Sterling (i) prompt notice of any written objections to the Merger submitted to the Company in accordance with Article 5.12A, attempted withdrawals of such objections, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the TBCA. The Company shall not, except with the prior written consent of Sterling, voluntarily make any payment with respect to any demands for appraisals of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     Section 3.02   Rights Under Convertible Securities.

     (a) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause each unexpired and unexercised option to purchase shares of Company Common Stock as set forth in Section 5.02 of the Company Disclosure Schedule ("Company Options") to be terminated by payment to the holder of any Company Option of an amount of cash equal to the product of (i) the number of shares subject to a Company Option, multiplied by (ii) the difference between (x) the Merger Consideration, less (y) the exercise price of the Company Option. The Company shall join in an amendment to the Company's Eagle National Bank Incentive Stock Option Plan and any agreements evidencing outstanding Company Options to the extent necessary to permit such termination. Assuming the Company Options are fully terminated as provided herein, the maximum expenditure by the Company in connection therewith is estimated to be approximately $150,000. Payments made by the Company to holders of Company Options will not be deemed an expense for purposes of determining Net Income Per Share and shall not otherwise reduce the amount of the Merger Consideration.

     (b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause the issued and outstanding Company Debentures as set forth in Section 5.02 of the Company Disclosure Schedule to be converted into a maximum of 90,000 shares of Company Common Stock. The date of conversion shall be the end of the month immediately prior to the Closing Date ("the Conversion Date"). Notwithstanding any other provision of this Agreement, the Company shall pay, and Sterling and Bancorporation shall not object to or prohibit the payment of, interest on the Company Debenture up to and including the Conversion Date.

     (c) The Company shall take all reasonable actions necessary or reasonably requested by Sterling to ensure that following the Effective Time, no holder of any Company Option or Company Debenture will have any right thereunder to acquire any equity securities of the Company, Sterling or any of their respective Subsidiaries or any right to payment in respect of any such securities of the Company, except for payment of the Merger Consideration with respect to the shares of Company Common Stock into which such securities are converted prior to the Effective Time.

     Section 3.03 Stockholder's Meeting. Subject to applicable law, the Company, acting through the Company Board, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "Company Stockholders' Meetings") of its stockholders as soon as practicable for the purpose of approving and adopting this Agreement and approving the Merger and, subject to the fiduciary duties of the Company Board under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, the Company shall include in the Proxy Statement of the Company for use in connection with the Company Stockholders' Meeting, the recommendation of the Company Board that the Company stockholders vote in favor of the approval and adoption of the Merger, this Agreement and the consummation of the transactions contemplated hereby. The Company agrees to use commercially reasonable efforts to cause the Company Stockholders' Meeting to occur within 30 days after the Proxy Statement is mailed to the Company's stockholders and to obtain the approval and adoption of the Merger and this Agreement by the Company stockholders.

                                   ARTICLE IV

               EXCHANGE OF SHARES; PAYMENT OF MERGER CONSIDERATION

     Section 4.01. Exchange and Payment Procedures. Subject to the provisions of this Section 4.01 and except with respect to the holders of any Dissenting Shares as more specifically provided in Section 3.01(d) above, an amount equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock owned by a Company Stockholder as of the Effective Time (the "Stockholder Consideration") shall be paid on the Closing Date to each of the Company's stockholders by wire transfer of immediately available funds to one or more accounts specified by the Company's stockholders in a written notice of wire instructions provided to Sterling within a reasonable time before the Closing Date. To facilitate the payment of the Stockholder Consideration promptly following the Effective Time at the Closing, Sterling shall, within a reasonable time before the Closing Date, deliver to each holder of record of a Certificate, other than shares canceled in accordance with Section 3.01(b): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing the shares of Company Common Stock shall pass, only upon proper delivery of such Certificates to Sterling), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to Sterling of a Certificate for cancellation, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of The New York Stock Exchange, together with such letter of transmittal, duly executed, and any other documentation reasonably required by Sterling, the holder of such Certificate(s) shall be entitled to receive in exchange therefor the Stockholder Consideration which such holder has the right to receive pursuant to Section 3.01(a), and the Certificate(s) so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Stockholder Consideration with respect to such Company Common Stock may be issued to a transferee if the Certificate(s) (i) representing such Company Common Stock is (are) presented to Sterling accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. The Company stockholders may deliver the Certificate(s), letter of transmittal and other required documentation as hereinabove set forth at the Closing whereupon promptly following the Effective Time at the Closing, the Stockholder Consideration which any such holder has the right to receive pursuant to Section 3.01(a) shall be paid to such holder by wire transfer as hereinabove provided. Sterling shall not be obligated to deliver, or effect any payment of, the Stockholder Consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders his Certificate(s), letter of transmittal and other required documentation as hereinabove set forth for exchange as provided in this Section 4.01. Until surrendered as contemplated by this Section 4.01, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Stockholder Consideration with respect to such Company Common Stock. No interest will be paid or will accrue on any cash payable to the holders of the Certificates pursuant to this Agreement.

     Section 4.02 No Further Ownership Rights in Company Common Stock. The Stockholder Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Company Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or its transfer agent of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or its transfer agent for any reason, they shall be canceled and exchanged as provided in this Article IV.

     Section 4.03 Escheat of Exchange Fund. None of Sterling, Bancorporation, the Merger Sub, or the Company shall be liable to any person in respect of any Stockholder Consideration delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to the date on which any Stockholder Consideration in respect of such Certificate would otherwise escheat to or become the property of any government authority, any such Stockholder Consideration in respect of such Certificate shall, at such time and to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     Section 4.04 Lost Certificates. If any Certificates shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Sterling, the posting by such Person of a bond in such reasonable amount as Sterling may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, Sterling will pay in exchange for such lost, stolen or destroyed Certificate the Stockholder Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Agreement.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Sterling, Bancorporation and the Merger Sub as follows:

     Section 5.01 Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the financial condition, results of operations, business, properties (the

"Condition") of the Company and any of its Subsidiaries or on the ability of the Company or its Subsidiaries to consummate the transactions contemplated hereby (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority (i) to carry on its business as now conducted, (ii) to own, lease and operate its assets, properties and business and (iii) to execute and deliver this Agreement and perform the terms of this Agreement. The Company is duly registered as a bank holding company under the BHCA. The Company has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, franchises, permits and licenses (collectively, "Authorizations") necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The Company has heretofore furnished to Sterling a complete and correct copy of its Articles of Incorporation and Bylaws, as amended or restated to the date hereof. Such Articles of Incorporation and Bylaws, as amended, are in full force and effect and the Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     Section 5.02   Company Capital Stock.

     (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, par value 5.00 per share. As of the date hereof,
(i) 369,000 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 12,200 shares of Company Common Stock were reserved for issuance pursuant to stock options granted and outstanding under the Eagle National Bank Incentive Stock Option Plan (the "Company Options") and any options issued outside of any plan, and (iv) 90,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's Debentures. All of the issued and outstanding shares of Company Common Stock are, and all shares of the Company Common Stock which may be issued upon the conversion of the Company Debentures will be, when issued, duly authorized, validly issued and fully paid and nonassessable. None of the outstanding shares of Company Common Stock or any shares of the Company Common Stock which may be issued upon the conversion of the Company Debentures will be issued, in violation of any preemptive rights or any provision of the Company's Articles of Incorporation or Bylaws. As of the date of this Agreement, no shares of Company Common Stock have been reserved for any purpose except as set forth above or in Section 5.02 of the Company Disclosure Schedule.

     (b) Except as set forth in Section 5.02 of the Company Disclosure Schedule, there are no (i) equity securities of the Company outstanding (other than as described in Section 5.02(a)), (ii) outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock, (iii) outstanding notes, bonds, debenture or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company have the right to vote, or (iv) outstanding stock appreciation rights or other rights to redeem for cash any options, warrants or other securities of the Company. There are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company, and there are no agreements, understandings or commitments relating to the right of the Company or any of its Subsidiaries to vote or to dispose of any such shares.

     (c) Except as set forth in Section 5.02 of the Company Disclosure Schedule, there are no securities required to be issued by the Company under any Company Stock Plan, dividend reinvestment or similar plan.

     (d) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries. There are no agreements, arrangements or commitments with any character pursuant to which any Person is or may be entitled to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries.

     (e) There are no restrictions applicable to the payment of dividends on any shares of the Company Common Stock except pursuant to the TBCA and applicable banking laws and regulations and all dividends and distributions declared prior to the date hereof have been fully paid.

     Section 5.03 Subsidiaries. Section 5.03 of the Company Disclosure Schedule contains a complete list of the Company's Subsidiaries. All of the outstanding shares of each Subsidiary are owned by the Company and no equity securities are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as set forth in Section 5.03 of the Company Disclosure Schedule, all of the shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company free and clear of any claim, lien, pledge or encumbrance of whatsoever kind ("Liens"). Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Company Material Adverse Effect, (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, and (iv) has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The Company has heretofore furnished to Sterling a complete and correct copy of each of its Subsidiaries' certificates or articles of incorporation and bylaws, or equivalent organizational documents, as amended or restated to the date hereof. Such certificates or articles or incorporation and bylaws, as amended, and equivalent organizational documents of Subsidiary are in full force and effect. None of the Subsidiaries is in violation of any provision of its certificate or articles of incorporation or bylaws or equivalent organizational documents. Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interests in any corporation, limited liability company, partnership, joint venture or other entity.

     Section 5.04   Authorization of Merger and Related Transactions.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Merger) have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, including unanimous approval of the Merger by the Company Board, subject to the approval of the Merger by the stockholders of the Company to the extent required by applicable law. The only stockholder approval required for the approval of the Merger is the approval of two-thirds of the outstanding shares of Company Common Stock. The Company Specified Stockholders beneficially own, and have the right to vote, 32.64% of the total issued and outstanding shares of the Company Common Stock. This Agreement, subject to any requisite stockholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

     (b) Except as set forth in Section 5.04 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or bylaws of the Company or the comparable documents of any of its Subsidiaries, (ii) constitute or result in a breach or violation of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject or (iii) subject to receipt of the requisite approvals referred to in
Section 9.01 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiaries or any of their properties or assets.

     (c) Other than consents, authorizations, approvals or exemptions required from the Commissioner, the OCC, the FDIC, or the Federal Reserve Board and the filing of articles of merger in accordance with the TBCA, all of which must be obtained by Sterling, no notice to, filing with, authorization of, exemption by, or consent or approval of any governmental body, authority or other Person is necessary for the consummation by the Company of the Merger, the resulting change of control of its Subsidiaries, and the other transactions contemplated by this Agreement.

     Section 5.05   Financial Statements and Regulatory Reports.

     (a) The Company (i) has delivered to Sterling copies of the audited consolidated balance sheets and the related audited consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules) of the Company and its consolidated

Subsidiaries as of and for the fiscal years ended December 31, 2000 and December 31, 2001, together with the report thereof of McGladrey & Pullen, LLP for the fiscal year ended December 31, 2001 and of the unaudited balance sheet and the related unaudited statement of income, as of and for the three (3) months ended March 31, 2002 (the "Company Financial Statements"), and (ii) has furnished Sterling with a true and complete copy of each material report filed by the Company with the Federal Reserve Board or by any of its Subsidiaries with any Regulatory Authorities from and after January 1, 1999 (each a "Regulatory Reporting Document"), which are all the material documents that the Company or any of its Subsidiaries was required to file with the Regulatory Authorities since such date and all of which complied when filed in all material respects with all applicable laws and regulations.

     (b) The Company Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of the Company and its Subsidiaries, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and (ii) present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of unaudited interim financial statements for the three (3) months ended March 31, 2002 to normal recurring year-end adjustments and except for the absence of certain footnote information in such unaudited interim financial statements. Except as set forth in Section 5.05 of the Company Disclosure Schedule, neither McGladrey & Pullen, LLP nor any other firm of independent certified public accountants has prepared or delivered to the Company any management letters that express any material concerns or issues regarding the Company's internal controls, accounting practices or financial conditions since January 1, 1999.

     Section 5.06   Absence of Undisclosed Liabilities. Except as disclosed in
Section 5.06 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) in an amount equal to, or in excess of, $20,000, in the aggregate, except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2002, included in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred after March 31, 2002, in the ordinary course of business consistent with past practice and have been fully accrued and reserved for on the books of the Company as of the date hereof. Since March 31, 2002, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability which would have a Company Material Adverse Effect.

     Section 5.07 Tax Matters. Except as set forth in Section 5.07 of the Company Disclosure Schedule:

     (a) All Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired, all such returns filed are complete and accurate in all material respects and all Taxes payable by or with respect to the Company and its Subsidiaries for the periods covered by such Tax Returns have been paid or are adequately reserved for in accordance with GAAP on the March 31, 2002 financial statements included in the Company Financial Statements. With respect to the periods for which returns have not been filed, the Company and its Subsidiaries have established adequate reserves determined in accordance with GAAP for the payment of all Taxes.

     (b) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately provided for on the Company Financial Statements and no request for waivers of the time to assess any such Taxes has been granted or are pending. Neither the Company nor any Subsidiary is involved in any audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes. All Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

     (c) Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

     (d) Adequate provision for any Taxes due or to become due for the Company and any of its Subsidiaries for any period or periods through and including March 31, 2002, has been made, in accordance with GAAP, and is reflected on the March 31, 2002 financial statements included in the Company Financial Statements. Deferred Taxes of the Company and its Subsidiaries have been provided for in the Company Financial Statements in accordance with GAAP. None of the assets or properties of the Company or any of its Subsidiaries is subject to any material Tax lien, other than such liens for Taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

     (e) The Company and its Subsidiaries have collected and withheld all Taxes which they have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. The Company and its Subsidiaries are in compliance with the back-up withholding and information reporting requirements under (i) the Code, and (ii) any state, local or foreign laws, and the rules and regulations, thereunder.

     (f) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     (g) No consent has been filed under Section 341(f) of the Code with respect to the Company or any of its Subsidiaries; none of the Subsidiaries was acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code, and no elections under Section 338(g) of the Code, protective carryover basis elections or offset prohibition elections are applicable to the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code, nor has any such corporation had operations which are or may hereafter become reportable under Section 999 of the Code; neither the Company nor any of its Subsidiaries owns any interest in an entity or arrangement characterized as a partnership for United States federal income tax purposes; no election under Section 1504(d) of the Code has been made with respect to the Company or any of its Subsidiaries; none of the assets of the Company or any of its Subsidiaries is required to be treated as being owned by some other person pursuant to Section 168(f)(8) of the Code; neither the Company nor any of its Subsidiaries is a United States real property holding company under Section 897 of the Code; and no debt of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

     Section 5.08 Allowance for Credit Losses. Each allowance for credit losses shown in the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2001 and as of March 31, 2002, and included in the Company Financial Statements, complies in all material respects with GAAP and, to the knowledge of the Company's management, OCC Bank Circular 201.

     Section 5.09 Other Regulatory Matters. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 9.01(b).

     Section 5.10 Properties. Except as set forth in Section 5.10 of the Company's Disclosure Schedule, the Company and its Subsidiaries have good and indefeasible title, free and clear of all Liens except Permitted Liens, to all their properties and assets whether tangible or intangible, real, personal or mixed, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practices since the date of the Financial Statements. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by any of the Company or its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to the Remedies Exception. All of the Company's and its Subsidiaries' equipment in regular use has been well maintained and is in good, serviceable condition, reasonable wear and tear excepted, except where a failure to so maintain or to be in such condition would not have a Company Material Adverse Effect.

     Section 5.11   Compliance with Laws.

     (a) Each of the Company and its Subsidiaries is in substantial compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders materially applicable to its business or to its employees conducting its business, and with its internal policies and procedures.

     (b) Neither the Company nor any of its Subsidiaries has received any notification or communication from any agency or department of any federal, state or local government, including the Federal Reserve Board, the OCC, the FDIC, the SEC and the staffs thereof (collectively, the "Regulatory Authorities") (i) asserting that since January 1, 1999, the Company or any of its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such agency, department or Regulatory Authority enforces, or the internal policies and procedures of the Company or its Subsidiaries, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of the Company or any of its Subsidiaries, (iii) requiring or threatening to require the Company or any of its Subsidiaries, or indicating that the Company or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of the Company or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of the Company or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence being herein referred to as a "Regulatory Agreement"). Except as set forth in Section 5.11 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination or fair lending law and, to the knowledge of the Company and its Subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

     (c) Since January 1, 1999, neither the Company nor any of its Subsidiaries has been a party to any effective Regulatory Agreement.

     (d)    Neither the Company nor any of its Subsidiaries is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a federal banking agency of the proposed addition of an individual to the Company Board or the employment of an individual as a senior executive officer.

     Section 5.12   Employee Benefit Plans.

     (a) The Company has delivered to Sterling prior to the execution of this Agreement true and complete copies (and, in the case of each material plan, financial data with respect thereto) of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other employee programs, arrangements or agreements, all material medical, vision, dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not terminated, and trust agreements and insurance contracts under or with respect to which the Company or any of its Subsidiaries has or could have any liability, contingent, secondary or otherwise (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan". Any of the Company Benefit Plans pursuant to which the Company is or may become obligated to, or obligated to cause any of its Subsidiaries or any other Person to, issue, deliver or sell shares of capital stock of the Company or any of its Subsidiaries, or grant, extend or enter into any option, warrant, call, right, commitment or agreement to issue, deliver or sell shares, or any other interest in respect of capital stock of the Company or any of its Subsidiaries, is referred to herein as a "Company Stock Plan". No Company Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. The Company has set forth in Section 5.12 of the Company Disclosure Schedule (i) a list of all of the Company Benefit Plans, (ii) a list of the Company Benefit Plans that are Company ERISA Plans, (iii) a list of the Company Benefit Plans that are Company Stock Plans and (iv) a list of the number of shares covered by, exercise prices for, and holders of, all stock options granted and available for grant under Company Stock Plans.

     (b) From their inception, all the Company Benefit Plans have been and are in substantial compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations, including the terms of such plans, the breach or violation of which, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect.

     (c) Except as set forth in Section 5.12 of the Company Disclosure Schedule, all liabilities (contingent or otherwise) under any Company Benefit Plan are fully accrued or reserved against in the Company Financial Statements in accordance with GAAP. No Company ERISA Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code.

     (d) Neither the Company nor any of its Subsidiaries has any obligations for retiree health or other welfare benefits under any Company Benefit Plan or otherwise. There are no restrictions on the rights of the Company or its Subsidiaries to unilaterally amend or terminate any such Company Benefit Plan at any time without incurring any material liability thereunder.

     (e) Except as set forth in Section 5.12 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any person under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits. No amounts payable under any Company Benefit Plan will be nondeductible pursuant to either Section 280G or 162(m) of the Code.

     (f) Neither the Company, any Subsidiary, nor any plan fiduciary of any Company Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code).

     (g) All Company Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no written agreements or, to the Company's knowledge, any oral agreements, regarding increases in benefits (whether expressed or implied) under any of these plans, nor, to the Company's knowledge, any obligations, commitments, or understanding to continue any of these plans (whether expressed or implied) except as required by Section 4980B of the Code and Sections 601-608 of ERISA.

     (h) There are no claims pending with respect to, or under, any Company Benefit Plan other than routine claims for plan benefits, and there is no litigation pending, or to the knowledge of the Company or any Subsidiary, any disputes or litigation threatened with respect to any such plans.

     Section 5.13   Commitments and Contracts. Except as set forth in Section
5.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party or subject to, or has amended or waived any rights under, any of the following (whether written or oral, express or implied):

     (a) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any Employee, including in any such person's capacity as a consultant (other than those which either (i) are terminable at will by the Company or such Subsidiary without requiring any payment by the Company or (ii) do not involve payments with a present value of more than $5,000 individually or $20,000 in the aggregate by the Company or such Subsidiary during the remaining term thereof (without giving effect to extensions or renewals of the existing term thereof) which payments may be made at the election or with the consent or concurrence of the Company;

     (b)    any labor contract or agreement with any labor union;

     (c) any contract not made in the usual, regular and ordinary course of business containing non-competition covenants which limit the ability of the Company or any of its Subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which the Company or any of its Subsidiaries may carry on its business (other than as may be required by law or applicable Regulatory Authorities);

     (d) any other contract or agreement for which the Company or any Subsidiary was or is required to obtain the approval of any Regulatory Authority prior to becoming bound or to consummating the transactions contemplated thereby;

     (e) any lease, sublease, license, contract and agreement which obligates or may obligate the Company or any Subsidiary for an amount in excess of $5,000 annually or which have a current term of one year or longer; provided, however, that the foregoing shall not include (i) loans made by, repurchase agreements made by, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company and any of its Subsidiaries, and (ii) any lease, sublease, license, contract or agreement which may be terminated by the Company, without penalty, upon thirty (30) day's or less prior written notice;

     (f) any contract requiring the payment of any penalty, termination or other additional amounts as "change of control" payments or otherwise as a result of the transactions contemplated by this Agreement, or providing for the vesting or accrual of benefits or rights upon a "change of control" or otherwise as a result of the transactions contemplated by this Agreement;

     (g) any agreement with respect to (i) the acquisition of any bank, bank branch or other assets or stock of another financial institution or any other Person or (ii) the sale of one or more bank branches;

     (h) any outstanding interest rate exchange or other derivative contracts; or

     (i) any buy back, recourse or guaranty obligation with respect to loans or loan participations sold by the Company or any Subsidiary which create contingent or direct liabilities of the Company or any of its Subsidiaries.

     Section 5.14   Material Contract Defaults. Except as set forth in Section
5.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any party is, in breach, violation or default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those breaches, violations or defaults which would not have, individually or in the aggregate, a Company Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     Section 5.15 Legal Proceedings. Except as set forth in Section 5.15 of the Company Disclosure Schedule, there are no claims or charges filed with, or proceedings or investigations by, Regulatory Authorities or actions or suits instituted or pending or, to the knowledge of the Company's management, threatened against the Company or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that might reasonably be expected to result in a judgment in excess of $10,000 or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any Law or Order that, individually or in the aggregate, might reasonably be expected to have a Company Material Adverse Effect or might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

     Section 5.16   Absence of Certain Changes or Events.

     (a) Since January 1, 1999, except (i) as disclosed in any Regulatory Reporting Document filed since January 1, 1999 and prior to the date hereof or
(ii) as set forth in Section 5.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (A) incurred any liability which has had a Company Material Adverse Effect, (B) suffered any change in its Condition which would have a Company Material Adverse Effect, other than changes after the date hereof which affect the banking industry as a whole, (C) failed to operate its business, in all material respects, in the ordinary course consistent with past practice and prudent banking practices or (D) changed any accounting practices.

     (b) Except as set forth in Section 5.16 of the Company Disclosure Schedule, since March 31, 2002, neither the Company nor any of its Subsidiaries has:

            (i) entered into any agreement, commitment or transaction other than in the ordinary course of business consistent with prudent banking practices;

            (ii) incurred, assumed or become subject to, whether directly or by way of any guaranty or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with prudent banking practices;

            (iii) permitted or allowed any of its property or assets to become subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens) other than in the ordinary course of business and consistent with prudent banking practices;

            (iv) except in the ordinary course of business consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred or otherwise disposed of any its properties or assets;

            (v) except for regular salary increases granted in the ordinary course of business consistent with prior practice, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any Company Benefit Plan;

            (vi) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect with capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other of its securities, except for dividends paid to the Company by its Subsidiaries;

            (vii) organized or acquired any capital stock or any other equity securities or acquired any equity or ownership interest in any Person (except for settlement of indebtedness, foreclosure or the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or its Subsidiaries to any liability from the business, operations or liabilities of such Person);

            (viii) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

            (ix) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this
     Section 5.16(b) in the future so that any such representation would not be true in all material respects as of the Closing.

     Section 5.17 Reports. Since January 1, 1999, the Company and each of its Subsidiaries have filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto (collectively "Reports"), that they were required to file with any Regulatory Authority. No Regulatory Reporting Document with respect to periods beginning on or after January 1, 1999, contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

     Section 5.18 Insurance. The Company and each of its Subsidiaries are presently insured, and since inception, have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of the Company's management, the policies of fire, theft, liability (including directors and officers liability insurance) and other insurance set forth in
Section 5.18 of the Company Disclosure Schedule and maintained with respect to the assets or businesses of the Company and its Subsidiaries provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of the Company or any of its Subsidiaries is a named insured are sufficient for their purpose. Except as set forth in Section 5.18 of the Company Disclosure Schedule, there have been no claims under such fidelity bonds since January 1, 1999 and neither the Company nor its Subsidiaries have knowledge of any facts which would form the basis of a claim under such bonds.

     Section 5.19 Labor. No material work stoppage involving the Company or its Subsidiaries is pending or, to the knowledge of the Company's management, threatened. Neither the Company nor any of its Subsidiaries is involved in, or, to the knowledge of the Company's management, threatened with or affected by, any labor or other employment-related dispute, arbitration, lawsuit or administrative proceeding. Employees of the Company and its Subsidiaries are not represented by any labor union, and, to the knowledge of the Company's management, no labor union is attempting to organize employees of the Company or any of its Subsidiaries.

     Section 5.20 Material Interests of Certain Persons. Except as set forth in Section 5.20 of the Company Disclosure Schedule, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

     Section 5.21 Registration Obligations. Neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, presently in effect or which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     Section 5.22 Brokers and Finders. Except as set forth in Section 5.22 of the Company Disclosure Schedule (which shall identify the broker or finder and amount of compensation payable), neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no other broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     Section 5.23 State Takeover Laws. The transactions contemplated by this Agreement are exempt from any applicable charter or contractual provision containing change of control or anti-takeover provisions and, to the knowledge of the Company, from any applicable state takeover law.

     Section 5.24   Environmental Matters.

     (a) Except as set forth in Section 5.24 of the Company Disclosure Schedule, the Company, its Subsidiaries and any Property (as herein defined) owned or operated by any of them have been and are in substantial compliance with all applicable Environmental Laws. There is no present event, condition or circumstance, or to the knowledge of the Company or any Subsidiary, any past event, condition or circumstance (i) that could interfere with the conduct of the business of the Company or its Subsidiaries in any manner now conducted relating to such entities' compliance with Environmental Laws, (ii) that could constitute a violation of, or serve as the basis of liability pursuant to, any Environmental Law, or (iii) relating to the compliance with any Environmental Law which would have a Company Material Adverse Effect.

     (b) Except as set forth in Section 5.24 of the Company Disclosure Schedule, the Company, its Subsidiaries and its Properties have not been, and are not now subject to any actual or, to the knowledge of the Company or any Subsidiary, potential or threatened claim or proceeding pursuant to any Environmental Law and neither the Company nor any Subsidiary have received any notice from any Person of any actual or alleged violation, or liability pursuant to, any Environmental Law.

     (c) There is no Controlled Property (as herein defined) for which the Company or any Subsidiary is, or to its knowledge was, required to obtain any permit, license or authorization under any Environmental Law.

     (d) Neither the Company nor any Subsidiary has generated any Hazardous Substances for which it was required under any Environmental Law to execute any Hazardous Disposal Manifest.

     (e) There are no underground or above ground storage tanks on or under any Property nor any Hazardous Substances (at, in, on, under or emanating from any Property) in any quantity or concentration exceeding any standard or limit established pursuant to applicable Environmental Law.

     (f) To the knowledge of the Company or any Subsidiary, there is no asbestos containing material ("ACM") present in any Controlled Property except non-friable ACM which can be managed in place in compliance with Environmental Law without air monitoring, removal or encapsulation which is managed under and in compliance with an operations and maintenance program.

     (g) For purposes of this Section 5.24, "Property" includes (i) any property (whether real or personal) which the Company or any of its Subsidiaries currently or in the past has leased, operated, owned or managed in any manner including, without limitation, any property acquired by foreclosure or deed in lieu thereof (a "Controlled Property") and (ii) property now held as security for a loan or other indebtedness by the Company or any of its Subsidiaries or property currently proposed as security for loans or other credit the Company or any of its Subsidiaries is currently evaluating to extend or has committed to extend ("Collateral Property"). With respect to any Collateral Property, the representations of this Section 5.24 shall be limited to the knowledge of the Company and its Subsidiaries. With respect to any past conditions, events, facts or circumstances concerning any Controlled Property which conditions, events, facts or circumstances existed or occurred prior to the earliest date of any leasehold interest, operation, ownership or management of such Controlled Property by the Company or any of its Subsidiaries, the representations of this
Section 5.24 shall be limited to the knowledge of the Company and its Subsidiaries.

     Section 5.25 Loans. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the Remedies Exception; provided, however, that no representation or warranty is made as to the collectability of such loans. The Company's Subsidiaries do not have in their portfolios any loan exceeding their legal lending limit, and except as disclosed in Section 5.25 of the Company Disclosure Schedule, to the knowledge of the Company and its Subsidiaries, there are no significant delinquent, substandard, doubtful, loss, nonperforming or problem loans. The Company Disclosure Schedule lists all effective loan commitments and outstanding letters of credit made or issued by the Company or any of its Subsidiaries.

     Section 5.26 Fiduciary Responsibilities. The Company and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

     Section 5.27   Patents, Trademarks and Copyrights.

     (a) Except as set forth in Section 5.27 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries require the use of any material patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or material trade secret for the business or operations of the Company or its Subsidiaries. The Company and/or its Subsidiaries own or are licensed or otherwise have the right to use the items listed in Section 5.27 of the Company Disclosure Schedule.

     (b) The Company and/or its Subsidiaries own all right, title and interest in and to, or hold valid licenses or sub-licenses to use, all of the computer software used by the Company and/or its Subsidiaries in their respective operations, free and clear of any liens, claims or encumbrances of any kind or nature (excluding the rights of the owner or licensor in the case of software licensed or sub-licensed by the Company and/or its Subsidiaries from others). Except as specified on in Section 5.27 of the Company Disclosure Schedule, all computer software owned by the Company or its Subsidiaries was developed by the Company or the respective Subsidiary entirely through its own efforts and for its own account. The use by the Company and/or its Subsidiaries of computer software licensed to the Company from third parties (including the sublicensing of such licensed software to customers) does not violate the terms of the respective license agreements with respect to such licensed software.

     (c) No director, officer or employee of the Company or any Subsidiary owns, directly or indirectly, in whole or in part, any computer software or other intellectual property right which the Company is using or which is necessary for the business of the Company or any Subsidiary as now conducted.

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     Section 5.28   Company Action. The Company Board, at a meeting duly called and held on May 21, 2002, unanimously (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger in accordance with the TBCA, (iii) resolved to recommend approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby by the Company's stockholders and (iv) directed that this Agreement and the Merger be submitted to the Company's stockholders for approval.

     Section 5.29 Dissenting Stockholders. The Company and its Subsidiaries have no knowledge of any plan or intention on the part of any Company stockholder to exercise any appraisal rights under the TBCA or otherwise make written demand for payment of the fair value of any Company Common Stock in the manner provided in the TBCA.

     Section 5.30 Representations Not Misleading. No representation or warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Sterling or Bancorporation by the Company or any of its Subsidiaries under and pursuant to this Agreement contains or will contain any untrue statement or material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF STERLING

Each of Sterling and Bancorporation represent and warrant to the Company as follows:

     Section 6.01   Organization, Standing and Authority.

     (a) Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Bancorporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Sterling and Bancorporation is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the Condition of Sterling and its Subsidiaries taken as a whole or on the ability of Sterling or Bancorporation to consummate the transactions contemplated hereby (a "Sterling Material Adverse Effect"). Each of Sterling and Bancorporation has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute and deliver this Agreement and perform the terms of this Agreement. Each of Sterling and Bancorporation is duly registered as a bank holding company under the BHCA. Each of Sterling and Bancorporation has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except for those Authorizations the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Condition of Sterling and its Subsidiaries on a consolidated basis.

     Section 6.02   Authorization of Merger and Related Transactions.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Sterling and Bancorporation, to the extent required by applicable law. This Agreement represents a valid and legally binding obligation of each of Sterling and Bancorporation, enforceable against Sterling and Bancorporation in accordance with its terms except as such enforcement may be limited by the Remedies Exception.

     (b) Neither the execution and delivery of this Agreement by Sterling or Bancorporation, the consummation by Sterling or Bancorporation of the transactions contemplated hereby nor compliance by Sterling or Bancorporation with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Sterling's Articles of Incorporation or bylaws or the Certificate of Incorporation or bylaws of Bancorporation, (ii) constitute or result in a breach or violation of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or assets of Sterling or Bancorporation pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, individually or in the aggregate, have a Sterling Material Adverse Effect or (iii) subject to receipt of the requisite approvals referred to in Section 9.01(b) of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sterling or Bancorporation or any of its properties or assets.

     (c) Other than consents, authorizations, approvals or exemptions required from the Commissioner, the OCC, the FDIC, or the Federal Reserve Board and the filing of articles of merger in accordance with the TBCA, no notice to, filing with, authorization of, exemption by, or consent or approval of any governmental body, authority or other Person is necessary for the consummation by Sterling, Bancorporation or the Merger Sub of the Merger and the other transactions contemplated by this Agreement.

     Section 6.03 Regulatory Matters. Neither Sterling nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 9.0l(b).

     Section 6.04 Legal Proceedings. There are no claims or charges filed with, or proceedings or investigations by, Regulatory Authorities or actions or suits instituted or pending or, to the knowledge of Sterling's management, threatened against Sterling or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Neither Sterling nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any Law or Order that, individually or in the aggregate, might reasonably be expected to have a Sterling Material Adverse Effect or might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

     Section 6.05 Brokers and Finders. Neither Sterling, Bancorporation nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees and no broker or finder has acted directly or indirectly for Sterling or Bancorporation in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII

                        CONDUCT OF THE COMPANY'S BUSINESS

     Section 7.01 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time and except as otherwise contemplated by this Agreement, the Company shall, and shall cause each of its Subsidiaries to:

     (i) operate and conduct its business in the usual, regular and ordinary course, consistent with past practice and prudent banking practices;

     (ii) preserve intact the Company's and each of its Subsidiaries' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

     (iii) comply with all material contractual obligations (including those related to payment obligations for borrowed money) applicable to business operations of the Company and/or its Subsidiaries;

     (iv) maintain all of its properties and assets in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Section 5.18 or obtain comparable insurance coverages from reputable insurers, which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Company and its Subsidiaries and consistent with the existing insurance coverages;

     (v) in good faith and in a reasonable manner (a) cooperate with Sterling and Bancorporation in satisfying the conditions in this Agreement, (b) assist Sterling and Bancorporation in obtaining as promptly as possible all consents, approval, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary to carry out and consummate the transactions contemplated by this Agreement, (c) upon the written request of Sterling, furnish information concerning the Company and its Subsidiaries not previously provided to Sterling required for inclusion in any filings or applications that may be necessary in that regard, and (d) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest date that is reasonably possible;

     (vi) timely file all Reports required to be so filed by the Company or any of its Subsidiaries with any Regulatory Authority and to the extent permitted by applicable law, promptly thereafter deliver to Sterling copies of all such Reports required to be so filed;

     (vii) comply in all material respects with all applicable laws and regulations, domestic and foreign;

     (viii) promptly give written notice to Sterling upon the Company's obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in this Agreement to be untrue or misleading in any material respect or which would otherwise cause a Company Material Adverse Effect;

     (ix) use its best efforts to maintain current customer relationship and preserve intact its business organization, employees, advantageous business relationships and retain the services of its officers and Employees.

     Section 7.02 Forbearances. During the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Sterling (and the Company shall provide Sterling with prompt notice of any events referred to in this Section 7.02 occurring after the date hereof):

     (a) incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries; it being understood and agreed that this Section 7.02(a) shall not prevent the incurrence of indebtedness by the creation of deposit liabilities, purchase of federal funds, Federal Home Loan Bank advances, and sale of certificates of deposit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance other than in the ordinary course of business consistent with past practice and prudent banking practices;

     (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on (other than the payment of dividends by the Bank to enable the Company to satisfy its obligations and interest with respect to the Company Debentures in accordance with their respective terms and provisions), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or, except as specifically provided herein, any securities or obligations convertible into or exchangeable for any shares of its capital stock, grant any stock options or stock awards, or grant any Person any right to acquire any shares of its capital stock; or issue any additional shares of capital stock (except upon conversion of Company Debentures as provided in Sections 3.02 and 8.04), or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

     (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel, release or assign any indebtedness to such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice and prudent banking practices or pursuant to contracts or agreements in force at the date of this Agreement;

     (d) make any material investment (other than trades in investment securities in the ordinary course) either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

     (e) enter into, terminate or fail to exercise any material right under, any contract or agreement involving annual payments in excess of $15,000 and which cannot be terminated without penalty upon 30 days' notice, or make or allow any change in, or extension of any of its leases or contracts involving annual payments in excess of $15,000 and which cannot be terminated without penalty upon 30 days' notice;

     (f) modify the terms of any Company Benefit Plan (including any severance pay plan) or increase or modify in any manner the compensation or fringe benefits of any of its Employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such Employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Employee other than routine adjustments in compensation and fringe benefits in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation; provided, however, that the Company and/or the Bank may pay at or immediately prior to Closing the Retention Bonuses (defined in Section 8.16) and the payment due under the agreement with Patrick Adams as provided for in Section 8.17.

     (g) settle any claim, action or proceeding involving the payment of money damages in excess of $25,000;

     (h)    amend its Articles of Incorporation or its Bylaws;

     (i)    fail to maintain its Regulatory Agreements, material
Authorizations or to file in a timely fashion all federal, state, local and foreign Tax Returns;

     (j) make any capital expenditures of more than $15,000 individually or $50,000 in the aggregate;

     (k) fail to maintain or administer each Company Benefit Plan in accordance with applicable Law or timely make all contributions or accruals required thereunder in accordance with GAAP;

     (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article IX not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (m) change any methods or policies of accounting from those used in the Company Financial Statements including those policies relating to deferral of expenses, recognition of income and similar actions;

     (n) agree, or make any commitment, to take, in writing or otherwise, any of the actions described in clauses (a) through (m) of this Section 7.02.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     Section 8.01   Access and Information.

     (a) During the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause its Subsidiaries to, afford Sterling and its accountants, counsel and other representatives full access during normal business hours to the properties, books, contracts, Tax Returns, Reports, commitments and records of the Company and its Subsidiaries at any time, and from time to time, for the purpose of conducting any review or investigation reasonably related to this Agreement or the Merger, and the Company and its Subsidiaries will cooperate fully with all such reviews and investigations provided that Sterling provides the Company with reasonable notice of Sterling's on-site visits and that Sterling does not unreasonably interfere with the business operations of the Company during the course of such visits.

     (b) During the period from the date of this Agreement through the Effective Time, the Company shall furnish to Sterling (i) all Reports which are filed after the date hereof promptly upon the filing thereof, (ii) a copy of each Tax Return filed by it after the date hereof, and (iii) monthly and other interim financial statements in the form prepared by the Company for its internal use. During this period, the Company shall notify Sterling promptly of any material change in the Condition of the Company or any of its Subsidiaries.

     (c) Notwithstanding the foregoing provisions of this Section 8.01, no investigation by any party hereto made heretofore or hereafter shall affect the representations and warranties of the other parties which are contained herein and each such representation and warranty shall survive such investigation.

     (d) Sterling agrees that it will keep confidential and not disclose to any third party any information furnished to it by the Company in connection with the transactions contemplated by this Agreement, except to the extent that such information (i) was already known to Sterling and was received from a source other than the Company or any of its Subsidiaries, directors, officers, employees or agents, (ii) thereafter was lawfully obtained from another source or was publicly disclosed by the Company or its agent or representative, or
(iii) is required to be disclosed to any Regulatory Authority, or is otherwise required to be disclosed by law. Sterling agrees not to use such confidential information, and to implement safeguards and procedures that are reasonably designed to prevent such confidential information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement. Upon any termination of this Agreement, Sterling will return to the Company or will destroy all documents furnished Sterling for its review and all copies of such documents made by Sterling.

     Section 8.02 Filing of Regulatory Approvals. As soon as reasonably practicable, Sterling and the Company shall file all notices and applications to the applicable Regulatory Authorities which Sterling deems necessary or appropriate to complete the transaction contemplated herein, including the Bank Merger. Sterling and the Company each agree to deliver to the other copies of all such applications and correspondence between each such party and the Regulatory Authorities relating to such applications. The Company shall cooperate, and shall cause its Subsidiaries, accountants, counsel and other representatives to cooperate, with Sterling and its accountants, counsel and other representatives, in connection with the preparation by Sterling of any applications and documents required to obtain the Approvals which cooperation shall include providing all information, documents and appropriate representations as may be reasonably necessary in connection therewith and, when requested by Sterling, preparing and filing regulatory applications.

     Section 8.03 Press Releases. Prior to the public dissemination of any press release or other public disclosure of information about this Agreement, the Merger or any other transaction contemplated hereby, the parties to this Agreement shall mutually agree as to the form and substance of such release or disclosure, except as otherwise provided by applicable law or by rules of the Nasdaq Stock Market.

     Section 8.04 Company Convertible Securities. As soon as practicable after the execution of this Agreement, the Company shall notify each holder of a Company Option or Company Debenture of the execution of this Agreement and the terms and conditions contained herein regarding the termination or conversion of such instruments. The Company shall use commercially reasonable efforts to cause each Company Option and Company Debenture to be (i) as to the Company Debentures converted into shares of Company Common Stock, on the Conversion Date, and (ii) as to the Company Options, terminated prior to the Effective Time, as more specifically provided in Section 3.02.

     Section 8.05 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its respective commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions to their respective obligations under this Agreement and to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Sterling and the Company shall, and shall cause each of their respective Subsidiaries to, use their commercially reasonable efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of Sterling or the Company, desirable for the consummation of the transactions contemplated by this Agreement including the Merger and the Bank Merger. While this Agreement is in effect, neither Sterling nor the Company shall take any actions, or omit to take any actions, which would cause this Agreement to become unenforceable in accordance with its terms. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Sterling shall be deemed to have been granted authority in the name of the Company to take all such necessary or desirable action.

     Section 8.06   Indemnification.

     (a) Sterling shall indemnify, defend and hold harmless the directors, officers, of the Company and its Subsidiaries (each, an "Indemnified Party") against all losses, expenses

(including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under the TBCA and by the Company's Articles of Incorporation and Bylaws and any Subsidiary's Articles of Association and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by the TBCA upon receipt of any undertaking required by the TBCA, except that the right to indemnification shall not arise in those instances in which the party seeking indemnification has participated in the breach of any covenant or agreement contained herein or knowingly caused any representation or warranty of the Company contained herein to be false or inaccurate in any respect and the claim arises principally from such breach or the falsity or inaccuracy of such representation or warranty.

     (b) Sterling shall use its commercially reasonable efforts (and the Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time the Company's existing directors' and officers' liability insurance policy (provided that Sterling may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous in the aggregate or (ii) with the consent of the Company given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, however, that Sterling shall not be obligated to make premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to the Company's directors and officers, 100% of the annual premium payments on the Company's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sterling shall use its commercially reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

     (c) If Sterling shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of Sterling shall assume the obligations set forth in this Section 8.06.

     (d) The provisions of this Section 8.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

     (e) Sterling shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 8.06 if Sterling has been finally determined to have acted in bad faith in refusing such indemnity. The Indemnified Party shall pay all expenses, including reasonable attorneys' fees, incurred by Sterling if the indemnification or other obligations provided in this Section 8.06 are denied by a court of competent jurisdiction by final and nonappealable order.

     Section 8.07 Certain Change of Control Matters. From and after the date hereof, the Company shall take all action necessary so that none of the execution and delivery of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated hereby will increase any benefits otherwise payable under any Company Benefit Plan.

     Section 8.08   Employee Benefits; Severance.

     (a) As soon as practicable following the Effective Time, Sterling shall, at its option, either (i) continue to provide, for such time as Sterling may elect in its sole discretion, generally the employee benefits currently maintained by the Company, including without limitation, health and welfare benefits, life insurance and incentive compensation programs, or (ii) provide generally to officers and employees of the Company and its Subsidiaries employee benefits, including without limitation health and welfare benefits, life insurance and vacation arrangements, on terms and conditions which when taken as a whole are substantially similar, in the good faith opinion of Sterling, to those provided from time to time by Sterling and its Subsidiaries to their similarly situated officers and employees. In that regard, such officers and employees of the Company shall be credited under the employee benefit plans of Sterling for their years of "eligibility service" and "vesting service" earned under the Company Benefit Plans as if such service had been earned with Sterling. Such officers and employees of the Company shall be credited with "benefit service" under the employee benefit plans of Sterling only with respect to their period of employment with Sterling and its Subsidiaries after the Effective Time in accordance with the terms and conditions of such employee benefit plans. As of the Effective Time, the employees and their dependents, if any, previously covered as of the Effective Time under the Company's health insurance plan shall be covered under Sterling's health insurance plan and, to the extent possible under the terms of Sterling's then current health insurance plan, will not be subject to any pre-existing condition limitations or exclusions, except those excluded under Sterling's health insurance plan. The Company's employees shall not be required to satisfy the deductible and employee payments required by Sterling's comprehensive medical and/or dental plans for the calendar year of the Effective Time to the extent of amounts previously credited during such calendar year under comparable plans maintained by the Company. Nothing in this Agreement shall operate or be construed as requiring Sterling or any of its Subsidiaries to continue to maintain or to terminate any Company Benefit Plan or any employee benefit plan of Sterling or to limit in any way Sterling's ability to amend any such plan.

     (b) Upon and subject to the terms set forth in this Section 8.08(b), Sterling is willing and agrees to extend severance pay benefits to employees of the Company and Eagle National Bank who are involuntarily terminated, other than for Cause, within one year after the Transition Period End. Any employee of the Company or Eagle National Bank who is employed as of the Effective Time and is involuntarily terminated, other than for Cause, prior to one year after the Transition Period End will be entitled to receive severance pay equal to two week's regular base or straight-time pay, plus one week's regular base or straight-time pay, for each year of continuous service to the Company or Eagle National Bank as of the Transition Period End. Any employee of the Company or Eagle National Bank who voluntarily terminates employment will not be eligible for severance benefits. In addition, any employee of the Company or Eagle National Bank whose job function or position is eliminated and who receives but declines a

Comparable Job Offer shall be deemed to have voluntarily terminated his employment for purposes of this Section 8.08(b) and shall not be eligible to receive severance benefits. To be eligible to receive any severance benefits, Sterling, the Company or Eagle National Bank may require the employee to remain through the Transition Period End (or any earlier specified date). Notwithstanding the foregoing severance benefits, in no event shall Sterling be required to pay severance benefits to any individual to the extent that such benefits (when aggregated with all other amounts paid to such individual in connection with the Merger) would not be deductible under Section 280G of the Code.

     Section 8.09 Certain Actions. Except as may be required by statute, regulation or prudent banking practices, no party shall take any action which would adversely affect or delay the ability of either Sterling or the Company to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

     Section 8.10 No Solicitation. (a) Neither the Company nor any of its Subsidiaries shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined herein), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and the Company shall notify Sterling orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, as to any inquiries and proposals which it or any of its Subsidiaries or any of their respective representatives or agents may receive; provided, however, that (i) the Company may furnish or cause to be furnished confidential and non-public information concerning the Company and its businesses, properties or assets to a third party (subject to execution by such third party of a confidentiality agreement containing confidentiality provisions substantially similar to those of the letter agreement entered into between the Company and Sterling dated April 5,
2002), (ii) following the execution of such a confidentiality agreement, the Company may engage in discussions or negotiations with a third party executing such an agreement, (iii) following receipt of an Acquisition Proposal, the Company may take and disclose to its stockholders a position with respect to such Acquisition Proposal, including, if such Acquisition Proposal is a tender offer, the Company's Board may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 under the Exchange Act, and/or (iv) following receipt of an Acquisition Proposal, the Company's Board may withdraw or modify its recommendation referred to in Section 5.25, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Company's Board shall conclude in good faith (on the basis of advice from outside counsel) that such action is required in order for the Company's Board to satisfy its fiduciary obligations under applicable law; provided, further, that the Company's Board shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to and consultation with Sterling with respect to such action and that the Company's Board shall continue to consult with Sterling after taking such action and, in addition, if the Company Board receives an Acquisition Proposal or any request for confidential and non-public information or for access to the properties, books or records of the Company or any Subsidiary for the purpose of making, or in connection with, an Acquisition Proposal, then the Company shall promptly inform Sterling as provided above of the terms and conditions of such proposal or request and the identity of the person making it. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     As used herein, the term "Acquisition Proposal" means: (x) any acquisition or purchase of a significant amount of the assets of the Company and its Subsidiaries on a consolidated basis, or any equity interest in the Company or any of its Subsidiaries or any take-over bid or tender offer (including an issuer bid or self-tender offer) or exchange offer, merger, plan of arrangement, reorganization, consolidation, business combination, sale of substantially all of the assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Merger or which would or could reasonably be expected to materially dilute the benefits to Sterling and Bancorporation of the transactions contemplated hereby or (y) any proposal, plan or intention to do any of the foregoing either publicly announced or communicated to the Company or any agreement to engage in any of the foregoing. "Acquisition Transaction" means the transaction(s) by which an Acquisition Proposal is consummated. Nothing in this Section 8.10 shall (A) permit the Company to terminate this Agreement or (B) permit the Company or any of its Subsidiaries to enter into any written agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement neither the Company nor any of its Subsidiaries shall enter into any written agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement in the form referred to above), it being understood that Section 10.01(a) sets forth the rights of the Company to terminate this Agreement.

     (b) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of Section 8.10(a) by any employee, officer or director or authorized employee, agent or representative of the Company or any of its Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant or other representative retained by the Company or any of its Subsidiaries) or otherwise shall be deemed to be a breach of Section 8.10(a) by the Company.

     Section 8.11 Termination Fees. To compensate the parties for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including foregoing the pursuit of other opportunities by such parties, the Company and Sterling agree as follows:

     (a) Provided that neither Sterling nor Bancorporation shall be in material breach of its obligations under this Agreement (which breach has not been cured promptly following receipt of written notice thereof by the Company specifying in reasonable detail the basis of such alleged breach), the Company shall pay to Sterling the sum of $500,000 (the "Company Termination Fee"), plus reasonable out-of-pocket expenses, not in excess of $100,000 (including, without limitation, amounts paid or payable to banks and investment bankers, fees and expenses of counsel and printing expenses) (such expenses are hereinafter referred to as the "Sterling Expenses") incurred by Sterling or any of its Affiliates in connection with or arising out of the transactions contemplated by this Agreement, regardless of when those expenses are incurred, if this Agreement is terminated (i) by the Company under the provisions of Section 10.01(a)(v), (ii) by either Sterling or the Company under the provisions of Section 10.01(a)(vi) due to the failure of the Company's stockholders to approve and adopt this Agreement and the Merger, if at the time of such failure to so approve and adopt this Agreement and the Merger there shall exist an Acquisition Proposal with respect to the Company and, within nine months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to any Acquisition Proposal with respect to the Company or (iii) by Sterling under the provisions of Section 10.01(a)(vii). Sterling shall provide the Company with an itemization of Expenses.

     (b) Provided that the Company shall not be in material breach of its obligations under this Agreement (which breach has not been cured promptly following receipt of written notice thereof by Sterling specifying in reasonable detail the basis of such alleged breach), (i) Sterling shall pay to the Company the sum of $500,000 plus reasonable out-of-pocket expenses, not in excess of $100,000 (including, without limitation, amounts paid or payable to brokers and finders, fees and expenses of counsel) (such expenses are hereinafter referred to as the "Company Expenses"; the Company Expenses and the Sterling Expenses may be referred to, either separately or collectively, as the "Expenses") incurred by the Company in connection with or arising out of the transactions contemplated by this Agreement, regardless of when those expenses are incurred, if following any Sterling Change of Control, Sterling or its successor terminates this Agreement pursuant to Section 10.01(a)(viii). The $500,000 and $100,000 sums payable by Sterling pursuant to clause (i) are referred to as the "Sterling Termination Fee;" the Sterling Termination Fee and the Company Termination Fee may be referred to either separately or collectively, as the "Termination Fee." The Company will provide Sterling with an Itemization of the Company Expenses.

     (c)    Any payment required by either paragraph (a) or (b) of this Section
8.11 shall become payable within two Business Days after termination of this Agreement or, in the case of reimbursement of any Expenses, promptly after (but in no event later than three Business Days following) delivery to the other party of the itemization of Expenses.

     (d) The Company and Sterling acknowledge that the agreements contained in this Section 8.11 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, neither the Company nor Sterling would enter into this Agreement; accordingly, if either the Company or Sterling fails to promptly pay the applicable Termination Fee or Expenses when due, the Company and Sterling, as appropriate, shall in addition thereto pay to the other all costs and expenses (including fees and disbursements of counsel) incurred in collecting such Termination Fee or Expenses, as the case may be, together with interest on the amount of the Termination Fee or Expenses (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received at the prime rate as reported in The Wall Street Journal as in effect from time to time during such period.

     Section 8.12 Accruals. At the written request of Sterling given within fifteen calendar days of Closing, the Company shall, consistent with GAAP, make the following adjustments to the Company's general ledger system and accounting records: (i) writedown and expense any and all fixed assets identified in writing by Sterling to such amount as Sterling so indicates; (ii) writedown and expense any and all prepaid expenses identified in writing by Sterling to such amount as Sterling so indicates; (iii) other adjustments as may be appropriate to comply with GAAP or any other applicable accounting rules or standards; and (iv) expense the cost of terminating any contract or agreement identified in writing by Sterling; provided, however, that the Company shall not be required to take any action that is not consistent with GAAP, that any such adjustment shall not reduce the Net Income Per Share or the resulting Merger Consideration, and that any such adjustment shall not constitute a Company Material Adverse Change or be deemed to have a material adverse effect upon the Condition of the Company..

     Section 8.13 Certain Agreements. Neither the Company nor any Subsidiary (nor any of their agents or representatives) will waive any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Sterling, unless the Company Board or the board of directors of such Subsidiary concludes in good faith (based upon advice from outside counsel) that waiving such provision is necessary or appropriate in order for such board of directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company will immediately advise Sterling of the termination or waiver of any confidentiality or standstill or similar agreement to which it is a party by the other party or parties to such agreement.

     Section 8.14 Release Agreements. The Company shall use commercially reasonable efforts, on behalf of Sterling and pursuant to the request of Sterling, to cause each director and officer of the Company and the Bank to execute and deliver to Sterling a written release and waiver satisfactory in form and substance to Sterling in its sole discretion and in substantially the form attached hereto as Annex B (the "Release Agreements") prior to the Effective Time, providing for, among other things, the release of the Company, Bank, Sterling and the Surviving Corporation and their respective affiliates from any and all claims, known and unknown, that such Person has or may have against any of the foregoing through the Effective Time. Sterling shall execute and deliver to each person from which it receives a Release Agreement a similar release agreement in the form attached hereto as Annex C.

     Section 8.15 Notification; Updated Disclosure Schedules. The Company shall give prompt notice to Sterling, and Sterling or Bancorporation shall give prompt notice to the Company, of (i) any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect, including, without limitation, as a result of any change in the Company Disclosure Schedule, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 8.16 Retention Bonuses. In order to induce certain employees of the Bank as of the date of this Agreement to remain employed with the Bank from the date of this Agreement to the Effective Time, the Bank will make cash payments to all employees (the "Retention Bonuses") in an aggregate amount not to exceed $145,000, with the amounts to be paid to such employees determined by a process or formula mutually satisfactory to the Company and Sterling. The Bank will pay the Retention Bonuses at or immediately prior to the Effective Time. The payment of the Retention Bonuses shall not be deemed an expense for purposes of computing Net Income Per Share and such payments shall not otherwise reduce the Merger Consideration.

     Section 8.17 Management Payments. The Bank is a party to agreements with certain of its officers. Specifically, in order to induce Patrick Adams to become the Bank's President, the Bank agreed to pay Patrick Adams a cash bonus upon a change in control of the Bank (such as the Bank Merger) to be calculated based upon the purchase price, which calculation is estimated to result in a payment of approximately $130,000. The Bank has also agreed to pay an additional $50,000 to Patrick Adams if his employment is not continued following the change in control transaction. In order to induce Chris Newtown to become an executive officer of the Bank, the Bank agreed to pay Chris Newtown six months salary if he is not retained as an officer following a change in control transaction. Prior to the Effective Time, the Bank shall make any payments required by such agreements. Following the Effective Time, Sterling shall make all payments required by such agreements. Any payments made pursuant to such agreements shall not be deemed an expense for purposes of computing Net Income Per Share and such payments shall not otherwise reduce the Merger Consideration.

     Section 8.18 Option Holder Agreements. Simultaneously with the execution of this Agreement, the Company will provide to Sterling written agreements from all holders of Company Options pursuant to which such holders agree (i) not to exercise any of the Company Options, (ii) to accept the payment for the Company Options provided for in Section 3.02(a) as of the Effective Time, and (iii) upon receipt of such payment, such Company Options shall be cancelled and shall terminate at the Effective Time.

     Section 8.19 Establishment of Merger Sub. Sterling and Bancorporation will cause the incorporation and organization of the Merger Sub, the execution of this Agreement by the Merger Sub, the approval of this Agreement by the sole shareholder of the Merger Sub, and the performance by the Merger Sub of all covenants and obligations required of it by this Agreement.

                                   ARTICLE IX

                              CONDITIONS TO MERGER

     Section 9.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of Sterling, Bancorporation and the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

     (a) The Company stockholders shall have approved and adopted all matters relating to this Agreement, the Merger and the transactions contemplated hereby and as required under the TBCA and the Company's Articles of Incorporation at the Company Stockholders' Meeting.

     (b) This Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby shall have been approved by the Federal Reserve Board, the Commissioner, the FDIC and any other Regulatory Authorities whose approval is required for consummation of the transactions contemplated hereby and all applicable waiting periods shall have expired. No such approval or consent shall be conditioned or restricted in any manner (including requirements relating to the disposition of assets) which in the good faith judgment of Sterling would so adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or restriction been known, it would not have entered into this Agreement.

     (c) Neither Sterling, Bancorporation, the Merger Sub, nor the Company shall be subject to any litigation which seeks any order, decree or injunction of a court or agency of competent jurisdiction to enjoin or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 9.02 Conditions to Obligations of The Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Sterling set forth in Article VI hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and the Company shall have received a certificate signed by the chairman, president or other duly authorized officer of Sterling to that effect.

     (b) Performance of Obligations. Sterling and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and the Company shall have received a certificate signed by the chairman, president or other duly authorized officer of Sterling to that effect and as to the absence of litigation as described in Section 9.01(c).

     (c) Opinion of Counsel. The Company shall have received an opinion of Locke Liddell & Sapp LLP, counsel for Sterling and Bancorporation, in form mutually acceptable to Locke Liddell & Sapp LLP and counsel to the Company.

     (d) Release Agreements. Persons who execute and deliver Release Agreements to Sterling pursuant to Section 8.14 shall have received a release from Sterling and the Bank in the form of Annex C.

     Section 9.03 Conditions to Obligations of Sterling and Merger Sub to Effect the Merger. The obligations of Sterling and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in Article V hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and Sterling and Merger Sub shall have received a certificate signed by the chairman, chief executive officer, president or other duly authorized officer of the Company to that effect.

     (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Sterling and Merger Sub shall have received a certificate signed by the chairman and chief executive officer, president or other duly authorized officer of the Company to that effect and as to the absence of litigation as described in Section 9.01(c).

     (c) Material Adverse Change. Prior to the Closing, there shall not have occurred any material adverse change in the Condition of the Company and any of its Subsidiaries, taken as a whole, nor shall any event have occurred which, with the lapse of time, may cause or create any material adverse change in the Condition of the Company and any of its Subsidiaries, taken as a whole, in the reasonable and good faith judgment of the Board of Directors of Sterling, and Sterling and Bancorporation shall have received a certificate signed by the chairman, chief executive officer, president or other duly authorized officer of the Company to that effect.

     (d) Opinion of Counsel. Sterling shall have received an opinion of Haynie Rake & Repass, P.C., counsel for the Company, in form mutually acceptable to such firm and counsel for Sterling.

     (e) Dissenting Shares. The number of Dissenting Shares shall not exceed five percent (5%) of the total issued and outstanding shares (as of the Effective Time) of Company Common Stock.

     (f) Release Agreements. Sterling shall have received Release Agreements, substantially in the form of Annex B, executed and delivered by each Person identified in Section 8.14.

     (g) Conversion of Company Debentures. The Company Debentures shall have been converted into 90,000 shares of Company Common Stock.

     (h) Termination of Company Options. All Company Options shall have been terminated.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01  Termination.

     (a) Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the transactions contemplated hereby by the stockholders of the Company, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

     (i) by mutual consent of the Board of Directors of Sterling and the Company; or

     (ii) by the Company Board or the Board of Directors of Sterling if (A) the Federal Reserve, the FDIC or the Commissioner has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or has approved the Merger subject to conditions that in the judgment of Sterling would restrict it or its Subsidiaries or Affiliates in their respective spheres of operations and business activities after the Effective Time or (B) the Effective Time does not occur by November 11, 2002, provided, however, that the right to terminate this Agreement under clause (B) of this Section 10.01(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur prior to such date; or

     (iii) by Sterling (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by the Company that would cause a failure of the conditions in Section 9.03, which breach or failure has not been, or cannot be, cured within 30 days after written notice of such breach is given to the Company; or

     (iv) by the Company (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by Sterling that would cause a failure of the conditions in Section 9.02, which breach or failure has not been, or cannot be, cured within 30 days after written notice of such breach is given to Sterling; or

     (v) by the Company if (A) there shall not have been a breach of any covenant or agreement on the part of the Company under this Agreement and (B) prior to the Effective Time, the Company shall have received a bona fide Acquisition Proposal and the Company Board determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the written opinion of independent legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, that such alternative Acquisition Proposal (if consummated pursuant to its terms) would result in an alternative Acquisition Transaction that is more favorable to the Company stockholders than the Merger ("Superior Proposal") and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that termination under this Section 10.01(a)(v) shall not be deemed effective until payment of the Company Termination Fee and Sterling Expenses required by Section 8.11(a); or

     (vi) by either Sterling or the Company, if the Merger and this Agreement shall fail to receive the requisite vote for approval and adoption at the Company Stockholders' Meeting; or

     (vii) by Sterling if the Company Board shall have (A) resolved to accept a Superior Proposal, or (B) recommended to the stockholders of the Company that they tender their shares in a tender or exchange offer commenced by a third party or (C) withdrawn or modified, in any manner that is adverse to Sterling or Bancorporation, its recommendation or approval of this Agreement or the Merger or recommended to the Company stockholders acceptance or approval of any alternative Acquisition Proposal, or shall have resolved to do the foregoing;

     (viii) by Sterling or its successor if, following any Sterling Change of Control, Sterling or its successor elects to terminate this Agreement and abandon the proposed Merger; provided, however, that termination under this
Section 10.01(a)(viii) shall not be deemed effective until payment of the Sterling Termination Fee and Company Expenses required by Section 8.11(b).

     Section 10.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01(a), this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.02 and Sections 8.01(d), 8.11 and 11.01 shall survive any such termination and abandonment; and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

     Section 10.03 Non-Survival of Representations, Warranties and Covenants. Except for Articles III and IV and Sections 8.06, 8.08, 8.17 and 11.01, none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.01 Expenses. Except as provided in Section 8.11, each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and consummating the Merger, including, without limitation in the Company's case, all expenses related to the preparation, printing and mailing of any Proxy Statement or other notice of the Company Stockholders' Meeting. Sterling expressly acknowledges that the Company has engaged Hoefer & Arnett, Incorporated ("HAI") to render financial advice and issue a fairness opinion and Haynie Rake & Repass, PC ("HRR") as legal counsel in connection with the transactions contemplated by this Agreement. The Bank shall pay the fees of HAI and HRR prior to the Effective Time; provided, however, that the payment of such fees shall not be deemed an expense for purposes of computing the Net Income Per Share and shall not otherwise reduce the Merger Consideration.

     Section 11.02 Entire Agreement; Parties in Interest. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than Sections 3.01(a), 4.01, 8.06, 8.08, and 8.17, nothing in this Agreement, expressed or implied, is intended to confer upon any individual, corporation or other entity (including, without limitation, any employee or stockholder of the Company), other than Sterling, Bancorporation and the Company or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 11.03 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of Sterling, Bancorporation, and the Company; provided however, that the provisions hereof relating to the amount of the Merger Consideration shall not be amended after the Company Stockholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of Company Common Stock entitled to vote thereon.

     Section 11.04 Waivers. Prior to or at the Effective Time, each of Sterling, Bancorporation, and the Company shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by any other party of any and all of such other party's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.

     Section 11.05 No Assignment. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity without the prior written consent of the other parties to this Agreement; provided, however, that Sterling may assign its rights and obligations or those of Merger Sub to any direct or indirect, wholly-owned subsidiary of Sterling, but no such assignment shall relieve Sterling of its obligations hereunder if such assignee does not perform such obligations.

     Section 11.06 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by courier, by facsimile transmission, or by registered or certified mail, postage prepaid to the persons at the addressees set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Company:            ENB Bankshares, Inc.
                    5006 Verde Valley
                    Dallas, Texas 75240
                    Attention: Harold L. Campbell
                    Telecopy: (972) 980-1579

With a copy to:     Haynie Rake & Repass, P.C.
                    14651 Dallas Parkway, Suite 136
                    Dallas, Texas  75254
                    Attention: Mark Haynie
                    Telecopy: (972) 716-1850

Sterling and
Bancorporation:     Sterling Bancshares, Inc.
                    2550 North Loop West, Suite 600
                    Houston, Texas 77092
                    Attention:  J. Downey Bridgwater, Chief Executive Officer
                                James W. Goolsby, Jr., General Counsel
                    Telecopy: (713) 849-5498

With a copy to:     Locke Liddell & Sapp LLP
                    3400 JPMorgan Chase Tower
                    600 Travis Street
                    Houston, Texas  77002
                    Attention:  Donald E. Wood
                    Telecopy: (713) 229-2517

     Section 11.07 Specific Performance. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury for which damages, even if available, will not be an adequate remedy.

     Section 11.08 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the state of Texas applicable to contracts executed and to be performed in that state.

     Section 11.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

     Section 11.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 11.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

     Section 11.12 Delayed Delivery of Company Disclosure Schedule. At the election of the Company, the Company Disclosure Schedule may be delivered to Sterling within three (3) business days of the date hereof. In such event, Sterling may terminate this Agreement if it notifies the Company within three
(3) business days of its receipt of such schedule that it is not wholly satisfied, in its sole discretion, with the information set forth in such Company Disclosure Schedule.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Sterling, Bancorporation and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                 STERLING BANCSHARES, INC.


                                 By:  /s/ J. Downey Bridgwater
                                      ------------------------------------------
                                          J. Downey Bridgwater
                                          President and Chief Executive Officer


                                 STERLING BANCORPORATION, INC.


                                 By:  /s/ J. Downey Bridgwater
                                      ------------------------------------------
                                          J. Downey Bridgwater
                                          President

                                 ENB BANKSHARES, INC.


                                 By:  /s/ Harold L. Campbell
                                      ------------------------------------------
                                          Harold L. Campbell
                                          Chairman and Chief Executive Officer

                                                                         ANNEX A

                         AGREEMENT AND IRREVOCABLE PROXY

     This Agreement and Irrevocable Proxy, dated as of May ____, 2002 (the

"Agreement"), is by and between Sterling Bancshares, Inc., a Texas corporation

("Sterling"), and __________________________________________ (the

"Stockholder").

                                R E C I T A L S:

     WHEREAS, Sterling and ENB Bankshares, Inc., a Texas corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for Sterling's acquisition of the Company through the merger of the Company with Merger Sub in accordance with the terms and provisions of, and subject to the conditions set forth in, the Merger Agreement (the "Merger"); and

     WHEREAS, the Stockholder is the (i) owner, beneficially and of record, of
(a) ______ shares of the common stock, $5.00 par value per share, of the Company (the "Common Shares"); and

     WHEREAS, the Stockholder has agreed to vote all shares of the Company's capital stock owned, beneficially and of record, by the Stockholder in favor of the Merger at a special meeting of the stockholders of the Company for the purpose of approving and adopting the Merger Agreement and approving the Merger (the "Company Stockholders' Meeting").

     NOW, THEREFORE, to induce Sterling to enter into the Merger Agreement and in consideration of the aforesaid and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, including the benefits that the parties hereto expect to derive from the Merger, the receipt and sufficiency of all of which are hereby acknowledged by the parties, the parties hereto agree as follows:

            1. Revocation of Prior Proxies. The Stockholder hereby revokes all previous proxies granted with respect to any of the Common Shares owned by the Stockholder that would conflict with the terms of the Proxy granted hereby.

            2. Grant of Irrevocable Proxy. The Stockholder hereby irrevocably constitutes and appoints Sterling, J. Downey Bridgwater and James. W. Goolsby, Jr. in their respective capacities as officers of Sterling, and any individual, who shall hereafter succeed to their respective offices with Sterling, and each of them individually, as its true and lawful proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of the Stockholder, to call and attend any and all meetings of the Company's stockholders, including the Company Stockholders' Meeting, at which the Merger is to be considered and voted upon by the Company's stockholders, and any adjournments thereof, to execute any and all written consents of stockholders of the Company and to vote all of the Common Shares presently or at any future time owned beneficially or of record by the Stockholder and any and all other securities having voting rights issued or issuable in respect thereof, which the Stockholder is entitled to vote (all of the foregoing being collectively referred to as the "Subject Stock"), and to represent and otherwise act as the Stockholder could act, in the same manner and with the same effect as if the Stockholder were personally present, at any such annual, special or other meeting of the stockholders of the Company (including the Company Stockholders' Meeting), and at any adjournment thereof (a "Meeting"), or pursuant to any written consent in lieu of meeting or otherwise; provided, however, that any such vote or consent in lieu thereof or any other action so taken shall be solely for the purposes of voting in favor of the Merger, the Merger Agreement and any transactions contemplated thereby. Such attorneys and proxies are hereby authorized to vote the Subject Stock in accordance with the terms of the Proxy granted hereby.

            3. Vote in Favor of Merger. If Sterling is unable or declines to exercise the power and authority granted by the Proxy for any reason, the Stockholder covenants and agrees to vote all the Subject Stock in favor of approval of the Merger and the Merger Agreement at any Meeting (including the Company Stockholders' Meeting) and, upon request of Sterling, to provide the Stockholder's written consent thereto.

            4. No Action Without Sterling's Consent. The Stockholder hereby covenants and agrees that it will not vote or take any action by written consent of stockholders in lieu of meeting on any matter that is subject to the Proxy without Sterling's prior written consent.

            5. Negative Covenants of the Stockholder. Except to the extent contemplated herein or in the Merger Agreement, the Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, (a) sell, transfer, assign, cause to be redeemed or otherwise dispose of any of the Subject Stock or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, assignment, redemption or other disposition of any Subject Stock;
     (b) grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Subject Stock pertaining or relating to the Merger, the Merger Agreement or any of the transactions contemplated thereby; or (c) deposit such Subject Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Stock, unless and until, in the case of (a), (b) or (c) above, the Stockholder shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Subject Stock) reasonably necessary to ensure that such Subject Stock shall at all times be subject to all the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement, and shall have caused any transferee of any of the Subject Stock to execute and deliver to Sterling an Agreement and Irrevocable Proxy, in substantially the form of this Agreement, with respect to the Subject Stock.

            6. Negative Covenants of Sterling. Sterling covenants and agrees that it will not (a) amend in any material respect the Merger Agreement so as to adversely affect the Stockholder, unless it obtains the Stockholder's prior written consent to, or (b) modify the terms of any other Agreement and Irrevocable Proxy between Sterling and any other stockholder of the Company, dated as of even date herewith, unless Sterling shall have offered to modify the terms of this Agreement and Irrevocable Proxy in the same manner and the Stockholder has elected not to accept such offer. If Sterling shall have notified the Stockholder of any such amendment or modification, Sterling and the Stockholder hereby agree that the sole remedy of the Stockholder for a breach by Sterling of the foregoing covenant shall be to elect to terminate this Agreement and Irrevocable Proxy by notice to Sterling.

            7. Stockholder's Representations and Warranties. The Stockholder represents and warrants to Sterling that (a) the Stockholder has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; (b) consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of law; (c) except to the extent provided herein, the Subject Stock and the certificates and instruments representing same are now and at all times during the term of this Agreement will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreement or any other encumbrances whatsoever ("Encumbrances") with respect to the ownership or voting of the Subject Stock or otherwise, other than Encumbrances created by or arising pursuant to this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, the Subject Stock other than this Agreement; (d) the Subject Stock constitutes all of the securities of the Company owned beneficially or of record by the Stockholder on the date hereof; and (e) the Stockholder has the present power and right to vote all of the Subject Stock as applicable, as contemplated herein.

            8. Certain Defined Terms. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

            9. Choice of Law. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the provisions thereof relating to conflicts of law.

            10. Binding Effect; Assignability. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by Sterling, except with the prior written consent of the Stockholder.

            11. Term. This Agreement shall terminate at the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the revocation by the Company Board of the recommendation to its stockholders to approve the Merger, the Merger Agreement and the transactions contemplated thereby, or (iv) termination of this Agreement in accordance with Section 7 hereof.

            12. Irrevocable Proxy Coupled with an Interest. The Stockholder acknowledges that Sterling will enter into the Merger Agreement in reliance upon this Agreement, including the Proxy, and that the Proxy is granted in consideration for the execution and delivery of the Merger Agreement by Sterling. THE STOCKHOLDER AGREES THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND, EXCEPT AS PROVIDED IN SECTION 12 HEREOF, SHALL NOT BE TERMINATED BY ANY ACT OF THE STOCKHOLDER, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.

            13. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on Sterling and that a failure of performance will result in irreparable harm to Sterling and will not be compensable by money damages. The parties therefore agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to Sterling for any breach of any agreement, covenant or representation of the Stockholder hereunder.

            14. Further Assurance. The Stockholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Sterling or its counsel to be necessary or desirable to carry out the provisions of this Agreement.

            15. Severability. If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

            16. Counterparts. This Agreement and Irrevocable Proxy may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

            17. Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or such other address for a party as shall be specified by like notice): (i) if to Sterling, to the address set forth in Section 11.06 of the Merger Agreement; and

     (ii) if to a Stockholder, to the address set forth on the signature page hereof, or such other address as may be specified in writing by such Stockholder.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Sterling and the Stockholder have duly executed this Agreement or caused this Agreement to be duly executed as of the date first set forth hereinabove.

                                 STOCKHOLDER:


                                 ---------------------------

                                 Address:

                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------


                                 STERLING BANCSHARES, INC.


                                 By:
                                      ------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                        ----------------------------------------

                                                                         ANNEX B

                                     FORM OF
                            RELEASE AGREEMENT - BANK

     THIS RELEASE AGREEMENT ("Release") dated the _____ day of ___________, 2002, is executed by the undersigned (the "Releasor") and delivered to ENB Bankshares, Inc., a Texas corporation (the "Company"), ENB Delaware Bankshares, Inc., a Delaware corporation (the "Intermediate Company"), Eagle National Bank (the "Bank") and Sterling Bancshares, Inc., a Texas corporation, ("Sterling").

     WHEREAS, Sterling, Sterling Bancorporation, Inc. and the Company have entered into that certain Agreement and Plan of Merger dated as of May ___, 2002 (the "Merger Agreement") pursuant to which Sterling shall acquire the Company through the merger of the Company with Merger Sub;

     WHEREAS, Sterling has required as a condition to such acquisition and the consummation of the merger (the "Merger") that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company or its subsidiaries, including the Intermediate Company and the Bank.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Releasor hereby agrees as follows:

     Section 1. RELEASE. The Releasor, on his own behalf and on behalf of his heirs, executors, administrators, agents, successors and assigns (collectively, the "Releasor Persons") hereby irrevocably and unconditionally releases, waives and forever discharges the Company, the Intermediate Company, the Bank, Sterling and Bancorporation and their respective predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, stockholders, affiliates, agents, representatives, successors and assigns, other than the Releasor and any Releasor Persons (collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known or unknown, in law or equity (each a "Claim" and collectively, the "Claims") relating to, arising out of or in connection with the Company, the Intermediate Company, the Bank, their respective business and/or assets, including any Claims arising of or resulting from the Releasor's status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or security holder of the Company, the Intermediate Company, and/or the Bank, for all periods through the time immediately prior to the Effective Time; provided, however, that neither the Company, Intermediate Company, the Bank, Sterling, Bancorporation nor Sterling Bank shall be released from any of their respective obligations or liabilities to the undersigned Releasor (i) in respect of accrued and deferred compensation permitted by any agreement with the Company, the Intermediate Company, the Bank or any other subsidiaries which have been expressly scheduled and made a part of the Merger Agreement, (ii) as to rights of indemnification pursuant to Section 8.06 of the Merger Agreement and the Articles of Incorporation and Bylaws of the Company, the Intermediate Company, the Bank and their respective subsidiaries, (iii) in respect of any deposits of Releasor at the Bank existing on the date of this Release, and (iv) arising in connection with the transactions contemplated by the Merger Agreement.

     The Releasor hereby represents and warrants that in his capacity as a director, officer, employee or security holder of the Company, the Intermediate Company, the Bank and/or their respective subsidiaries, as applicable, the Releasor has no knowledge of any claims that the Releasor may have against the Released Parties.

     This Release shall be effective only upon the consummation of the Merger Agreement pursuant to the terms thereof.

     Section. 2.    SUCCESSORS. This Release shall be binding upon the
undersigned Releasor, the Releasor Persons and their respective predecessors, parents, subsidiaries, affiliates and other related parties and shall inure to the benefit of the Released Parties and their respective successors and assigns.

     Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of Texas, without giving effect to any principles of contract of law.

     Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     Section 5. MODIFICATION. This Release may be modified only by written instrument executed by the undersigned, the Company, the Bank and Sterling.

     IN WITNESS WHEREOF, the undersigned Releasor has executed this Release effective as of the date first above written.


                                              ---------------------------------
                                              Signature


                                              ---------------------------------
                                              Printed Name

                                                                         ANNEX C

                                     FORM OF
                           RELEASE AGREEMENT - PERSONS

     THIS RELEASE OF CLAIMS ("Release") dated the _____ day of _________, 2002, is executed and delivered by the Releasing Parties, as hereinafter defined.

     WHEREAS, the persons listed on Schedule A attached hereto and made a part hereof have each executed a Release Agreement in favor of Sterling, ENB Bankshares, Inc. (the "Company"), ENB Delaware Bankshares, Inc. (the "Intermediate Company"), Eagle National Bank (the "Bank") and Sterling Bancorporation, Inc. ("Bancorporation") in accordance to the Section 8.14 of the Agreement and Plan of Merger among Sterling, Bancorporation, the Bank and the Company (the "Agreement");

     WHEREAS, Sterling will acquire the Company pursuant to the Agreement and the Bank shall merge into Sterling Bank, an indirect wholly-owned subsidiary of Sterling; and

     NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterling, the Company, the Intermediate Company, Sterling Bank, the Company, Bancorporation and the Bank (together, the "Releasing Parties") hereby agree as follows:

     Section 1. Release. The Releasing Parties hereby RELEASE and FOREVER DISCHARGE each of the persons listed on Schedule A from any and all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Releasing Parties ever had, now have, or hereafter can, shall or may have against such person in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no such person shall be released from (i) any action arising from intentional fraud, deceit or willful misconduct, (ii) any of such persons' obligations or liabilities to the Releasing Parties in connection with any indebtedness or contractual obligation or liability related to deposits, accounts or loans of such persons existing on the date hereof and
(iii) any action arising in connection with the transactions contemplated by the Agreement.

     This Release is effective only upon consummation of the Agreement pursuant to the terms thereof.

     Section 2. Successors. This Release shall be binding upon the Releasing Parties and their successors and assigns and shall inure to the benefit of the persons listed on Scheduled A and their respective heirs, devisees, administrators, executors, personal representatives, successors and assigns.

     Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the state of Texas, without giving effect to any principles of conflicts of law.

     Section 4. Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     Section 5. Modification. This Release may be modified as to any person listed on Schedule A only by a written instrument executed by such person and the Releasing Parties, or their successors and assigns.

     IN WITNESS WHEREOF, this Release is executed by the Releasing Parties effective as of the date first above written.

                                 Sterling Bancshares, Inc.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------


                                 ENB Bankshares, Inc.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 ENB Delaware Bankshares, Inc.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------


                                 Eagle National Bank

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Sterling Bancorporation, Inc.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------

                                 Sterling Bank

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------

                                       C-3